UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 7, 2007

UNIFIRST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-8504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

68 Jonspin Road

Wilmington, Massachusetts 01887

(978) 658-8888

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On August 7, 2007, UniFirst Corporation (the “Company”) issued 1,297,482 shares (the “Shares”) of its Common Stock, par value $0.10 per share, to UniTech Services Group, Inc., its wholly-owned subsidiary (“UniTech”). The Company issued the Shares in connection with the merger of UR Corporation, a subsidiary of the Company, into the Company (the “Merger”) and in exchange for UniTech’s shares of UR Corporation. Since the Shares are owned by a wholly-owned subsidiary of the Company, they will not vote on any matters or be deemed to be outstanding for purposes of the Company’s consolidated financial results.

The Shares were issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  The basis for relying on this exemption is that the issuance of the Shares to UniTech as consideration for the Merger was a privately negotiated transaction that did not involve a general solicitation. The Shares may not be transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration. The Company is not obligated to register the Shares under the Securities Act or to list the Shares on a securities exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2007	UNIFIRST CORPORATION

By: /s/ Ronald D. Croatti Name: Ronald D. Croatti Title: Chief Executive Officer and President

By: /s/ John B. Bartlett Name: John B. Bartlett Title: Senior Vice President and Chief Financial Officer